Exhibit 99.1

GrowGeneration Opens 8,000 Square Foot Southern California Retail Distribution Center

Broadens Presence in Southern California and Continues California Expansion Initiatives

DENVER, April 26, 2017 / -- GrowGeneration Corp. (OTCQB: GRWG), GrowGeneration ("GrowGen" or the "Company"), one of the largest specialty retail hydroponic and organic gardening store chains, selling to both the commercial and home cannabis markets, with currently 10 locations in Colorado, one location in California and one location in Las Vegas, today announced that it has signed a three-year lease, with 2 three-year renewals, on an 8,000-square foot facility in San Bernardino, Calif. This is the 13th location for GrowGeneration, and the second in California.

The San Bernardino location, located directly off the major 215 Los Angeles- Las Vegas freeway in what is known as the Inland Empire, will serve as a retail and warehouse location servicing the growing number of both commercial and home growers in the Southern California market.

GrowGeneration Focused on Aggressive California Expansion

California continues to present significant growth opportunities for GrowGen, particularly after passing an adult use law in November 2016. According to New Frontier Data, the California market is projected to grow at a compounded annual rate of 18.5%, from $2.76 billion in 2015 to $6.5 billion by 2020. The Southern California market is particularly important due to the high concentration of cannabis cultivators in the region.

Darren Lampert, Co-Founder and Chief Executive Officer, commented, "Opening the GrowGeneration Southern California operation enables us to begin servicing both the home and commercial cultivators in Southern California. By increasing our warehouse and retail showroom space, we will be able to stock at inventory levels and sizes to attract the large commercial growers. With the cultivation licenses being issued this year in Southern California, GrowGen is now strategically well positioned to gain new business. California is a major marketplace that the Company is developing, and plans to add several locations in the coming months."

About GrowGeneration Corp.:

GrowGeneration Corp. ("GrowGen") owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 13 stores, which includes 10 locations in Colorado, two location in California and one location in Nevada. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. Our mission is to own and operate GrowGeneration branded stores in all of the major legalized cannabis states. Management estimates that roughly 1,000 hydroponic stores are in operation in the U.S. According to New Frontier Data, the U.S. cannabis market was $5.7 billion in 2015 and is expected to have reached $7.2 billion at the end of 2016. By 2020 the market is estimated to reach over $23 billion with a compound annual growth rate of 32%.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as "look forward," "believe," "continue," "building," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Connect:
Website: www.GrowGeneration.com
Facebook:GrowGenerationCorp
Twitter: @GrowGenOK
Instagram: Growgeneration_corp

Company Inquiries:
GrowGeneration Corp.
610-216-0057
michael@growgeneration.com

Investors:
Brett Maas
Managing Partner, Hayden IR
(646) 536-7331
brett@haydenir.com

SOURCE GrowGeneration Corp.